Exhibit 99.1

October 7, 2016

Liberty Media Corporation Announces Third Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation’s (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, LMCA, LMCK)  President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the third quarter of 2016 on Tuesday, November 8th at 11:00 a.m. (E.S.T.).  Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding both Liberty Media Corporation and Liberty Broadband Corporation.  During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters including the proposed acquisition of Formula One by Liberty Media.

Please call ReadyTalk at (844) 838-8043 or (678) 509-7480 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the third quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for one year after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses.  Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Liberty Braves Group and the Liberty Media Group.  The businesses and assets attributed to the Liberty SiriusXM Group (Nasdaq: LSXMA, LSXMB, LSXMK) include our interest in SiriusXM.  The businesses and assets attributed to the Liberty Braves Group (Nasdaq: BATRA, BATRK) include our subsidiary Braves Holdings, LLC.  The businesses and assets attributed to the Liberty Media Group (Nasdaq: LMCA, LMCK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Liberty Braves Group, including its interests in Live Nation Entertainment and Formula One, and minority equity investments in Time Warner Inc. and Viacom.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of Liberty Media Corporation’s (“LMC”) Series C Liberty Media common stock or any other series of its common stock.  LMC stockholders and other investors are urged to read the proxy statement to be filed with the SEC because it will contain important information relating to the proposed acquisition of Formula One.  Copies of LMC’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov).  Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of LMC and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed acquisition of Formula One.  Information regarding the directors and executive officers of LMC is available in its definitive proxy statement, which was filed with the SEC on July 8, 2016, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC.  Free copies of these documents may be obtained as described in the preceding paragraph.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation